August 16, 2010 First Midwest Bancorp, Inc. Summary of Acquisition: Palos Bank and Trust Company Exhibit 99.2

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Forward Looking Statements
Forward Looking Statements
This presentation may contain, and during this presentation our management may make statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside our control. Forward-looking statements include, among other things, statements regarding our financial performance, business prospects, future growth and operating strategies, objectives and results.  Actual results, performance or developments could differ materially from those expressed or implied by these forward-looking statements. Important factors that could cause actual results to differ from those in the forward-looking statements include, among others, those discussed in our Annual
Report on Form 10-K and other reports filed with the Securities and Exchange Commission, copies of which will be made available upon request. The information contained herein is unaudited.  Except as required by law, we undertake no duty to update the contents of this presentation after the date of this presentation.

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Palos Bank and Trust Company
Key Acquisition Metrics
(1)
(Dollars in millions)
(1) Using most recent company financial information provided by FDIC in June 2010
(2) Equity share instrument capped at 25% appreciation 180 days from closing date
(3)  FDIC will reimburse bank for 70% of net losses on covered assets up to $117 million, and 80% of such losses should aggregate losses exceed $117 million
Closing date 8/13/10
Transaction size
Assets 460 $
Loans 337 $
OREO 18 $
Deposits 470 $
Branch Locations 5
Key purchase terms
Covered assets 355 $
Asset discount 6.5%
Deposit premium 1.0%
Value appreciation instrument
(2)
100K
FDIC loss share
(3)
70%/30%

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Transaction Rationale
Valuable, Community Based Franchise
50 year market presence; leading share
Desirable market
Relationship focus = cultural fit
Full product set
Attractive Core Deposit Base
47% core (non-time) deposits (vs. 24% average
(1)
)
Appealing branch network
No brokered and low jumbo time deposits
Composition of Deposits
CDs
53%
Demand
15%
Savings
11%
Money Mkt.
15%
NOW / Other
6%
(1) Average for other Illinois FDIC assisted transactions since January 1, 2010

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Transaction Rationale
Solid Pre-Tax Pre-Provision Earnings
Median of $6.1 million or 2.3% of risk weighted assets since 2001
In Market
Enhances southeastern footprint
Similar product lines facilitate retention
Proximity generates tangible efficiencies
Financially Sound
Accretive, solid returns
Nominal capital impact

Janesville
Rock
Janesville, WI
Walworth
Whitewater, WI
WI
Racine
Racine, WI
Racine
Kenosha
Kenosha
Rockford, IL
Rockford
Winnebago
Boone
McHenry
Palatine
Elgin
Schaumburg
Skokie
Evanston
Rochelle, IL
Ogle
DeKalb
Kane
Chicago-Naperville-Joliet, IL-IN-WI
Wheaton
DuPage
Oak Park
Cicero
Chicago
Berwyn
Cook
Aurora
Naperville
Niles-Benton Harbor, MI
Berrien
MI
Dixon, IL
Lee
IL
Kendall
Bolingbrook
Gary
Saint Joseph
Michigan City-La Porte, IN
La Porte
Porter
Bureau
La Salle
Ottawa-Streator, IL
Grundy
Will
Lake
IN
Starke
Putnam
Kankakee
Kankakee-Bradley, IL
Jasper
Pulaski
Fulton
Newton
Marshall
Peoria, IL
Livingston
Pontiac, IL
Champaign-Urbana, IL
Ford
Iroquois
Woodford
White
Cass
Logansport, IN

6 6 Pro Forma Branch Map Source: SNL FMBI Branches Palos B&T Branches